Exhibit 23.1

CONSENT OF PRICEWATERHOUSECOOPERS LLP

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of our report dated December 3, 2004 relating to the financial statements and financial statement schedule, which appears in OYO Geospace Corporation’s Annual Report on Form 10-K for the year ended September 30, 2004. We also consent to the reference to us under the heading “Experts” in such Amendment No. 1 to Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas

May 17, 2005